Exhibit 99.1A

Celanese Corporation
222 West Las Colinas Blvd.
Suite 900N
Irving, Texas 75039

Celanese Corporation Outlines 2023 Growth Strategy and
Outlook at Investor Day

Dallas, March 25, 2021: Celanese Corporation (NYSE: CE), a global chemical and specialty materials company, will host a virtual Investor Day beginning at 9 a.m. Eastern time today from Dallas. Chairman of the Board and Chief Executive Officer, Lori Ryerkerk, and other members of Celanese's executive management team will provide details on the Company's business strategies and outline the path for growth through 2023.
"Over the last decade, Celanese has advanced on a path to build unparalleled competitive positions, implement unique business models, and ingrain commercial excellence across the organization," said Ryerkerk. "We have systematically elevated the fundamental earnings and cash generation profile of the Company over this time. As a result, Celanese has generated a total shareholder return (TSR) of 271 percent1 over the last decade and delivered positive TSR in nine of the last ten years. Additionally, we have returned a total of $6.2 billion in cash to our shareholders over the last decade through share repurchases and dividends."
Ryerkerk continued, "Our businesses have demonstrated an ability to deliver resilient and strong performance in all environments. Following a challenging 2020 global backdrop, we entered 2021 with tremendous momentum across our businesses. Today, we will outline how we are enhancing Celanese's strategy to multiply this momentum and deliver double-digit earnings per share growth annually."
Acetyl Chain
John Fotheringham, Senior Vice President, will outline the strategic actions taken over the last decade to build out the Acetyl Chain's operating flexibility with regards to product, end market, feedstock, and geography. The business implemented a unique business model to optimize its unmatched optionality and has since delivered a series of earnings and margin profile improvements.
"We will highlight actions we are taking in the Acetyl Chain to layer on additional flexibility across our global network and more dynamically operate our business daily," said Fotheringham. "In addition to the acetic acid expansion at Clear Lake, we have a number of debottlenecks and capacity additions across our product portfolio to drive continued earnings growth."
The Acetyl Chain is expected to deliver adjusted EBIT of $900 to $1,000 million in 2023.
1 December 31, 2010 - December 31, 2020

Engineered Materials
Tom Kelly, Senior Vice President, will discuss the breadth of the Engineered Materials' solution set and the evolution in how the business meets customers' needs. Engineered Materials is expected to deliver above market volume and earnings growth driven by project model enhancements and focused programs to target high-growth applications like electric vehicles, medical and pharma, 5G, and sustainability. The business continues to invest in incremental capacity expansions across its network including further investment in Asia to support local innovation.
"Beyond strengthening our project pipeline model to build further scale and improve our winning percentage, we have dedicated resources to key programs to drive early wins with customer partners in disruptive and innovative applications," said Kelly. "These programs are already contributing to our growth and allow us to gain early advantages in areas that will determine material selection for years to come."
Engineered Materials is expected to deliver adjusted EBIT of $700 to $750 million in 2023.
Acetate Tow
Lori Ryerkerk will discuss the stable earnings profile of Acetate Tow, with strong contributions from affiliates and continued productivity in the business offsetting the impact of a steady decline in secular demand.
Acetate Tow is expected to deliver a stable adjusted EBIT of approximately $245 million through 2023.
Sustainability
Ryerkerk will also discuss Celanese's approach to sustainability, the development of a company ESG Council, and recent improvements to the Company's reporting and disclosure across multiple focus areas. She will also highlight several recent initiatives focused on important environmental and societal priorities as well as a growing portfolio of products to meet rising demand for sustainable solutions.
Financial Overview
Scott Richardson, Chief Financial Officer, will discuss how Celanese's approach to balanced capital allocation has driven consistent shareholder value creation over the last decade. Under the current strategic outlook, the Company expects to continue to deliver double-digit adjusted earnings per share growth on an annualized basis. The current financial outlook period will extend through 2023, culminating with expected adjusted earnings per share of $13.00 to $14.00 per share in 2023. Over this three-year period, the Company expects to generate a total of $4 to $5 billion in operating cash flow to be deployed to drive growth.
"We are accelerating our capital deployment cycle to allocate greater capital to our highest return organic opportunities," said Richardson. "We remain committed to returning cash to our shareholders via dividends, which we expect to grow in line with future earnings, as well as share repurchases. Given robust cash generation and the strength of the Celanese balance sheet, we anticipate flexibility to deploy up to $6 billion towards other capital allocation priorities including high-return M&A and share repurchases."

The event will begin at 9:00 a.m. Eastern time and will conclude at approximately 12:00 p.m. Details and access to the live event are available at https://investors.celanese.com under News & Events/Events Calendar.
Presentation materials will be available at https://investors.celanese.com at approximately 6:00 a.m. Eastern time today. Access to a replay of the presentations will be available on the website for six months following the event.
The Company is unable to reconcile adjusted earnings per share to US GAAP diluted earnings per share, or adjusted EBIT to net earnings (loss) attributable to Celanese Corporation, on a forward-looking basis without unreasonable efforts because a forecast of Certain Items, such as mark-to-market pension gains/losses, is not practical. For more information, see "Non-GAAP Financial Measures" below.
About Celanese
Celanese Corporation is a global chemical leader in the production of differentiated chemistry solutions and specialty materials used in most major industries and consumer applications. Our businesses use the full breadth of Celanese's global chemistry, technology and commercial expertise to create value for our customers, employees, shareholders and the corporation. As we partner with our customers to solve their most critical business needs, we strive to make a positive impact on our communities and the world through The Celanese Foundation. Based in Dallas, Celanese employs approximately 7,700 employees worldwide and had 2020 net sales of $5.7 billion. For more information about Celanese Corporation and its product offerings, visit www.celanese.com.

Contacts:
Investor Relations	Media Relations - Global	Media Relations Europe (Germany)
Brandon Ayache	W. Travis Jacobsen	Petra Czugler
Phone: +1 972 443 8509	Phone: +1 972 443 3750	Phone: +49 69 45009 1206
brandon.ayache@celanese.com	william.jacobsen@celanese.com	petra.czugler@celanese.com
Forward-Looking Statements
This release may contain "forward-looking statements," which include information concerning the Company's plans, objectives, goals, strategies, future revenues, synergies, performance, capital expenditures, financing needs and other information that is not historical information. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained in this release. These risks and uncertainties include, among other things: the extent to which the COVID-19 pandemic continues to adversely impact the economic environment, market demand and our operations, as well as the pace of any economic recovery; changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate; the length and depth of product and industry business cycles, particularly in the automotive, electrical, mobility, textiles, medical, electronics and construction industries; changes in the price and availability of raw materials, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, wood pulp and fuel oil and the prices for electricity and other energy sources; the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases; the ability to maintain plant utilization rates and to implement planned capacity additions and expansions; the ability to reduce or maintain current levels of production costs and to improve productivity by implementing technological improvements to existing plants; the ability to identify desirable potential acquisition targets and to complete acquisition or investment transactions consistent with the Company's strategy; the ability to identify and execute on other attractive investment opportunities towards which to deploy capital; increased price competition and the introduction of competing products by other companies; market acceptance of our products and technology; compliance and other costs and potential disruption or interruption of production or operations due to accidents, interruptions in sources of raw materials, cyber security incidents, terrorism or political unrest, public health crises (including, but not limited to, the COVID-19 pandemic); other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, the occurrence of acts of war or terrorist incidents or as a result of weather or natural disasters or other crises including public health crises; the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to the Company; changes in the degree of intellectual property and other legal protection afforded to our products or technologies, or the theft of such intellectual property; potential liability for remedial actions and increased costs under existing or future environmental, health and safety regulations, including those relating to climate change; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate; changes in currency exchange rates and interest rates; our level of indebtedness, which could diminish our ability to raise additional capital to fund operations or limit our ability to react to changes in the economy or the chemicals industry; tax rates and changes thereto; our ability to obtain regulatory approval for, and satisfy closing conditions to, any transactions described herein; and various other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission.

The extent to which COVID-19 will adversely impact our business, financial condition and results of operations will depend on numerous evolving factors, which are highly uncertain, rapidly changing and cannot be predicted, including: the extent of any resurgence in infections and the spread of the disease, and the effectiveness of any vaccines; additional governmental, business and individual actions to contain the spread of the outbreak, including social distancing, work-at-home, stay-at-home and shelter-in-place orders and shutdowns, travel restrictions and quarantines; the extent to which these conditions depress economic activity generally and demand for our products specifically and affect the financial markets; the effect of the outbreak on our customers, suppliers, supply chain and other business partners; our ability during the outbreak to provide our products and services, including the health and well-being of our employees; business disruptions caused by actual or potential plant, workplace and office closures; the risk that we could be exposed to liability, negative publicity or reputational harm related to any incidents of actual or perceived transmission of COVID-19 among employees at our facilities; the ability of our customers to pay for our products and services during and following the outbreak; the impact of the outbreak on the financial markets and economic activity generally; our ability to access usual sources of liquidity on reasonable terms; and our ability to comply with the financial covenant in our Credit Agreement if a material and prolonged economic downturn results in increased indebtedness or substantially lower EBITDA.

Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Non-GAAP Financial Measures
Presentation
This document presents the Company's three business segments, Engineered Materials, Acetate Tow and Acetyl Chain.
Use of Non-US GAAP Financial Information
This release uses the following Non-US GAAP measures: adjusted EBIT and adjusted earnings per share. These measures are not recognized in accordance with US GAAP and should not be viewed as an alternative to US GAAP measures of performance or liquidity. The most directly comparable financial measure presented in accordance with US GAAP in our consolidated financial statements for adjusted EBIT is net earnings (loss) attributable to Celanese Corporation and for adjusted earnings per share is earnings (loss) from continuing operations attributable to Celanese Corporation per common share-diluted.
Definitions of Non-US GAAP Financial Measures
•Adjusted EBIT is a performance measure used by the Company and is defined by the Company as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, plus refinancing expense and taxes, and further adjusted for Certain Items (refer to Table 8 of our Non-US GAAP Financial Measures and Supplemental Information document). We do not provide reconciliations for adjusted EBIT on a forward-looking basis (including those contained in this document) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of Certain Items, such as mark-to-market pension gains and losses, that have not yet occurred, are out of our control and/or cannot be reasonably predicted. For the same reasons, we are unable to address the probable significance of the unavailable information.
•Adjusted earnings per share is a performance measure used by the Company and is defined by the Company as earnings (loss) from continuing operations attributable to Celanese Corporation, adjusted for income tax (provision) benefit, Certain Items, and refinancing and related expenses, divided by the number of basic common shares and dilutive restricted stock units and stock options calculated using the treasury method. We do not provide reconciliations for adjusted earnings per share on a forward-looking basis (including those contained in this document) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of Certain Items, such as mark-to-market pension gains and losses, that have not yet occurred, are out of our control and/or cannot be reasonably predicted. For the same reasons, we are unable to address the probable significance of the unavailable information.
Note: The income tax expense (benefit) on Certain Items ("Non-GAAP adjustments") is determined using the applicable rates in the taxing jurisdictions in which the Non-GAAP adjustments occurred and includes both current and deferred income tax expense (benefit). The income tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year. This range may include certain partial or full-year forecasted tax opportunities and related costs, where applicable, and specifically excludes changes in uncertain tax positions, discrete recognition of GAAP items on a quarterly basis, other pre-tax items adjusted out of our GAAP earnings for adjusted earnings per share purposes and changes in management's assessments regarding the ability to realize deferred tax assets for GAAP. In determining the adjusted earnings per share tax rate, we reflect the impact of foreign tax credits when utilized, or expected to be utilized, absent discrete events impacting the timing of foreign tax credit utilization. We analyze this rate quarterly and adjust it if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ from the actual tax rate used for GAAP reporting in any given reporting period. Table 3a of our Non-US GAAP Financial Measures and Supplemental Information document summarizes the reconciliation of our estimated GAAP effective tax rate to the adjusted tax rate. The estimated GAAP rate excludes discrete recognition of GAAP items due to our inability to forecast such items. As part of the year-end reconciliation, we will update the reconciliation of the GAAP effective tax rate to the adjusted tax rate for actual results.
    Reconciliation of Non-US GAAP Financial Measures
Refer to Exhibits 99.3A and 99.3B of the accompanying Form 8-K, and which are also available on the Investor Relations/Financial Information/Non-GAAP Financial Measures page of our website, www.celanese.com, for additional definitions and reconciliations of non-GAAP financial measures.

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